EXHIBIT 99.2

Citigroup Inc.
EUR 1,800,000,000 Floating Rate Notes due February 2016
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro ("EUR")
3.	Aggregate Nominal Amount:	EUR 1,500,000,000 (original issuance), EUR 300,000,000 (re-opening)
4.	Issue Price:	99.912%.of the Aggregate Nominal Amount (original issuance), 100.042%. plus accrued interest (re-opening).
5.	Specified Denominations:	EUR 50,000 .
6.	Issue Date:	9 February 2006 (original issuance), 22 May 2006 (re-opening).
7.	Maturity Date:	9 February 2016
8.	Interest Basis:	The Notes bear interest payable quarterly in arrears at a floating rate of interest as described below from, and including, 9 February 2006 to, but excluding the Maturity Date
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Regulated market of the Luxembourg Stock Exchange

PROVISIONS RELATING TO INTEREST

12.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period:	3 month EURIBOR plus the Margin payable quarterly in arrears
(ii) Interest Payment Dates:
Interest payable on 9 February, 9 May, 9 August and 9 November in each year from, and including, 9 May 2006 to, and including, the Maturity Date, subject to adjustment in accordance with the Business Day Convention

	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Business Centers:	London and TARGET
	(v) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(vi) Screen Rate Determination:
	- Reference Rate:	3 month EURIBOR

- Interest Determination Date:	The second day on which the TARGET system is open prior to the start of each Interest Period
- Relevant Screen Page:	Telerate page 248
- Relevant Time:	11.00 a.m. Brussels time
- Relevant Financial Centre:	Euro-zone
(vii) Margin:	+ 0.20% per annum
(viii) Minimum Rate of Interest:	Not Applicable
(ix) Maximum Rate of Interest:	Not Applicable
(x) Day Count Fraction:	Actual/360

PROVISIONS RELATING TO REDEMPTION

13.	Final Redemption Amount of each Note:	Par
14.	Early Redemption Amount of each Note:	Par, payable on redemption for taxation reasons or on event of default

GENERAL PROVISIONS APPLICABLE TO THE NOTES

15.	Form of Notes:	Bearer Notes
16.	Consolidation provisions:	Applicable

DISTRIBUTION

17.	TEFRA:	The D Rules are applicable

OPERATIONAL INFORMATION

18.	ISIN Code:	XS0243636866
19.	Common Code:	024363686